Exhibit 1

UNDERWRITING AGREEMENT

United States Steel Corporation

$750,000,000 4.00% Senior Convertible Notes due 2014

April 28, 2009

J.P. Morgan Securities Inc.

Morgan Stanley & Co. Incorporated

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

United States Steel Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $750,000,000 principal amount of its 4.00% Senior Convertible Notes due 2014 (the “Underwritten Securities”) and, at the option of the Underwriters, up to an additional $112,500,000 principal amount of 4.00% Senior Convertible Notes due 2014 (the “Option Securities”). The Underwritten Securities and the Option Securities are herein referred to as the Securities. The Securities will be convertible into shares (the “Underlying Securities”) of Common Stock, par value $1.00 per share (the “Common Stock”), of the Company. The Securities will be issued pursuant to an indenture dated as of May 21, 2007 (the “Base Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as heretofore supplemented and amended and as to be further supplemented and amended by a Third Supplemental Indenture, dated on or about May 4, 2009, to the Base Indenture relating to the Securities (the “Supplemental Indenture” and, together with the Base Indenture and any other amendments or supplements thereto, the “Indenture”), between the Company and the Trustee.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (No. 333-141080), including a prospectus (the “Basic Prospectus”), relating to the Securities. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus included in the Registration Statement (and any amendments thereto) as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of the Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time when the first sale of the Securities is made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”), which includes a Preliminary Prospectus, dated April 27, 2009, and each “free writing prospectus” (as defined pursuant to Rule 405 of the Securities Act) identified in Schedule 2 hereto.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.00% of the principal amount thereof plus accrued interest, if any, from May 4, 2009, to the Closing Date (as such term is hereinafter defined). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

In addition, in reliance upon the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Securities. The option granted hereby will expire 30 days after the date of the Prospectus Supplement and may be exercised in whole or in part from time to time upon written notice (each, an “Option Exercise Notice”) from the Representatives setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities. Any Additional Closing Date (as defined below) shall be determined by the Representatives, but shall not be later than five full business days after the date of the Option Exercise Notice unless otherwise agreed in writing by the parties hereto, nor in any event prior to the Closing Date. Any Option Exercise Notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 a.m., New York City time, on May 4, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified in the Option Exercise Notice. The time and date of such payment and delivery of the Underwritten Securities is referred to herein as the “Closing Date”, and the time and date of such payment and delivery for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be in form and substance reasonably satisfactory to the Representatives.

(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person with respect to any such offering. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

(f) The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the National Association of Securities Dealers, Inc. (the “NASD”) with respect to the offering and sale of the Securities. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the Closing Date.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement has become effective under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Company has not received any order suspending the effectiveness of the Registration Statement by the Commission and has not received notice of any proceeding for that purpose or notice of any action instituted pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied, and as of the date of any amendment thereto will comply, in all material respects with the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively the “Trust Indenture Act”) and the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus that is required to be included in the Time of Sale Information has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) of this Section 3(c)), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 2 hereto and (v) any electronic road show or any other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Company Organization and Good Standing. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect upon the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(f) Subsidiary Organization and Good Standing. Each subsidiary of the Company listed on Annex A (each, a “Designated Subsidiary”) has been duly incorporated or otherwise organized and is an existing corporation, limited liability company or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; and each Designated Subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity securities of each Designated Subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and the shares of capital stock or other equity securities of each Designated Subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except such liens, encumbrances and defects that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The entities listed on Annex A hereto include every subsidiary of the Company that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company.

(g) Capitalization. All outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any pre-emptive or similar rights. The Company has an authorized capitalization as of March 31, 2009 as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.” Except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) No Broker’s Fees. Except as disclosed in the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(i) No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(j) No Consents Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) in connection with the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) or the consummation of the Transactions by the Company, except such (i) as have been obtained and made under the Securities Act and (ii) as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, and except for such consents, approvals, authorizations, orders or filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

(k) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Designated Subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such Designated Subsidiary is a party or by which the Company or any such Designated Subsidiary is bound or to which any of the properties of the Company or any such Designated Subsidiary is subject or (iii) the charter or by-laws of the Company or any such Designated Subsidiary.

(l) Due Authorization. The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(m) The Indenture. The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and the Base Indenture constitutes, and the Supplemental Indenture, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(n) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered in accordance with the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) No Violation or Default. Neither the Company nor any of the Designated Subsidiaries is (i) in violation of its respective charter or by-laws or other organizational documents, (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any Designated Subsidiaries is a party or by which the Company or any Designated Subsidiaries or their respective property is bound, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for such defaults and violations in the case of these clauses (ii) and (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Title to Real and Personal Property. Except as disclosed in the Time of Sale Information and the Prospectus, the Company and the Designated Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such liens, encumbrances and defects that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the business of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries own or lease all properties and assets necessary to conduct their business as described in the Time of Sale Information and the Prospectus.

(r) Licenses and Permits. The Company and the Designated Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their business as described in the Time of Sale Information and the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any Designated Subsidiary, would reasonably be expected to have a Material Adverse Effect.

(s) Descriptions of the Transaction Documents. The Transaction Documents conform in all material respects to the descriptions thereof contained in the Time of Sale Information and the Prospectus.

(t) No Labor Disputes. Except as disclosed in the Registration Statement or the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Title to Intellectual Property. The Company and the Designated Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct its business as described in the Time of Sale Information and the Prospectus, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Designated Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Compliance With Environmental Laws. Except as disclosed in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(w) Legal Proceedings. Except as described in the Time of Sale Information and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened.

(x) Financial Statements of the Company. The financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Information and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(y) Taxes. The Company and its Designated Subsidiaries have timely filed all material federal, state, local and foreign income tax returns that have been required to be filed and have paid all taxes indicated by said returns and all assessments received by any of them to the extent that such material taxes have become due and are not being contested in good faith in appropriate proceedings. All material tax liabilities have been adequately provided for in the financial statements of the Company.

(z) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of (i), (ii) and (iii) of this Section 3(z) as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(aa) Reporting Requirements. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(bb) Independent Accountants. PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(cc) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described.

(dd) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and, except as otherwise disclosed in the Time of Sale Information and the Prospectus, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined based on actuarial assumptions and methods that are compliant with the requirements of Code Section 430(h) and regulations thereunder; and neither the Company nor any of its affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA in respect of any Plan “or multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, other than liability for the payment of required PBGC insurance premiums under Section 4007 of ERISA.

(ee) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. As of the date of the Time of Sale Information and the Prospectus, the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls over financial reporting.

(gg) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, knowingly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ll) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(mm) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(nn) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture. The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved, and when issued upon such conversion of the Securities in accordance with the terms of the Securities, will be duly and validly issued, fully paid and non-assessable, and will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus; and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Filings with the Commission. The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)1(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet substantially in the form of Schedule 3 hereto) to the extent required by Rule 433 under the Securities Act, and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as hereinafter defined), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or would be required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. In connection with the transactions contemplated by the Agreement, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus, any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) upon receipt of notice of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use all reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) of this Section 4, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with applicable law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) of this Section 4, file with the Commission and furnish to the Underwriters and to such dealers as the

Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission for three years after the Closing Date in accordance with Rule 433 under the Securities Act.

(l) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, other than (A) the Securities to be sold hereunder, (B) the shares of Common Stock to be sold by the Company concurrently herewith pursuant to an Underwriting Agreement, dated the date hereof, between J.P. Morgan Securities and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein, (C) the grant of options, awards of restricted stock and restricted stock units or the issuance of shares of Common Stock to employees or directors by the Company in the ordinary course of business or pursuant to any of the Company’s employee plans existing on the date of this Agreement, including, but not limited to, the Company’s employee stock option plan, the Company’s dividend reinvestment and stock purchase plan and the Company’s 401(k) plans and (D) the issuance by the Company of shares of Common stock upon the exercise of options granted under the Company’s employee plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(m) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities.

(n) Exchange Listing. The Company will use all reasonable efforts to cause the Underlying Securities to be listed on the New York Stock Exchange.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 2 hereto or prepared pursuant to Section 3(c) or Section 4(c) (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

(b) Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 3 hereto without the consent of the Company.

(c) The Representatives, on behalf of the several Underwriters, will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission for three years after the Closing Date in accordance with Rule 433 under the Securities Act.

(d) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 p.m., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(z) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct; (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be; and (iii) to the effect set forth in paragraphs (a), (c) and (d) of this Section 6.

(f) Comfort Letters for the Company. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion of Counsel for the Company. Counsel for the Company shall have furnished to the Representatives, at the request of the Company, its written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(h) Opinion and Negative Assurance Statement of Outside Counsel for the Company. Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, an opinion and negative assurance statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(i) Opinion of Canadian Counsel for the Company. Canadian counsel for the Company shall have furnished to the Representatives, at the request of the Company, its written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(j) Opinion and Negative Assurance Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and negative assurance statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, satisfactory evidence of the good standing of the Company and its Designated Subsidiaries, other than the Designated Subsidiaries organized and existing outside the United States, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Exchange Listing. The Underlying Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and the officers and directors of the Company listed on Schedule 4 relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(p) Supplemental Indenture Relating to Securities. The Representatives shall have received an executed copy of the Supplemental Indenture.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) of this Section 7, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the statements concerning the Underwriters contained in (i) the first paragraph under the subsection “Commissions and discounts” under the heading “Underwriting” in the Prospectus, (ii) the third sentence under the subsection “New issue of notes” under the heading “Underwriting” in the Prospectus, and (iii) the first and second paragraphs under the subsection “Price stabilization and short positions” under the heading “Underwriting” in the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) counsel to the Indemnified Person shall have reasonably concluded that there are or are likely to be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the

Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 7 shall be deemed to include, subject to the foregoing limitations, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Indemnification of Qualified Independent Underwriter.

(a) Indemnification of QIU. The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

(b) Notice and Procedures. Promptly after receipt by the QIU under subsection 8(a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under subsection 8(a), notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under subsection 8(a). In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under subsection 8(a) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

(c) Contribution. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection 8(a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection 8(b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 2(f). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) Non-Exclusive Remedies. The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NASDAQ Stock Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter. (a) If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date, or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Underwritten Securities or the Option Securities, as the case may be, of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) of this Section 10, the aggregate principal amount of such Underwritten Securities or such Option Securities, as the case may be, that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Underwritten Securities or the Option Securities, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Underwritten Securities or the Option Securities, as the case may be, that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Underwritten Securities or Optional Securities, as the case may be, that such Underwriter agreed to purchase hereunder) of the Underwritten Securities or Optional Securities, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Underwritten Securities or the Option Securities, as the case may be, of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) of this Section 10, the aggregate principal amount of such Underwritten Securities or such Option Securities, as the case may be, that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Underwritten Securities or the Option Securities, as the case may be, or if the Company shall not exercise the right described in paragraph (b) of this Section 10, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto in connection therewith) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, transfer agent or registrar and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (x) all expenses and application fees related to the listing of Underlying Securities on the New York Stock Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, other than due to a termination pursuant to Section 10, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than Saturday, a Sunday or a legal public holiday as defined in 5 U.S.C. §6103; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Representatives or the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated on behalf of the Representatives and the Underwriters, and any such action taken by J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated as the case may be, shall be binding upon the Representatives and the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt at the addresses set forth in the following sentence. Notices to the Underwriters shall be given to the Representatives or c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; or c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036 (fax: 212-761-0316), Attention: Equity Capital Markets Syndicate Desk. Notices to the Company shall be given to it at 600 Grant Street, Pittsburgh, PA 15219-9776 (fax: 412-433-1145), Attention: Robert M. Stanton, Assistant General Counsel.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

UNITED STATES STEEL CORPORATION

By:	/s/ L. T. Brockway
Name:	L. T. Brockway
Title:	Vice President & Treasurer

Confirmed and accepted as of the date set forth on the first page hereof

J.P. MORGAN SECURITIES INC.

By	/s/ Michael O’Donovan
Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By	/s/ Kenneth Pott
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

Schedule 1

Underwriter	Principal Amount of Securities
J.P. Morgan Securities Inc.	$225,000,000
Morgan Stanley & Co. Incorporated	225,000,000
Goldman, Sachs & Co.	75,000,000
Scotia Capital (USA) Inc.	48,000,000
ABN AMRO Incorporated	22,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	22,500,000
PNC Capital Markets, Inc.	22,500,000
Barclays Capital Inc.	12,000,000
BNY Mellon Capital Markets, LLC	12,000,000
Citigroup Global Markets Inc.	12,000,000
Commerzbank Corporates & Markets	12,000,000
Credit Suisse Securities (USA) LLC	12,000,000
UBS Securities LLC	12,000,000
Daiwa Securities America Inc.	4,166,667
Fifth Third Securities, Inc.	4,166,667
Fortis Securities LLC	4,166,667
ING Financial Markets LLC	4,166,667
Mitsubishi UFJ Securities (USA), Inc.	4,166,667
Mizuho Securities USA Inc.	4,166,666
Natixis Bleichroeder Inc.	4,166,666
U.S. Bancorp Investments, Inc.	4,166,666
The Williams Capital Group, L.P.	4,166,667

Total	$750,000,000

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Schedule 2

•	Pricing Term Sheet, dated April 28, 2009, relating to the Securities and attached as Schedule 3 hereto.

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Schedule 3

PRICING TERM SHEET

Pricing Term Sheet dated April 28, 2009	Filed pursuant to Rule 433 Registration File No. 333-141080 Supplementing the Preliminary Prospectus Supplements dated April 27, 2009 and the Prospectus dated March 5, 2007

United States Steel Corporation

Concurrent Offerings of

23.6 million shares of Common Stock, par value $1.00 per share

(the “common stock offering”)

and

$750 million aggregate principal amount of 4.00% Senior Convertible Notes due 2014

(the “convertible notes offering”)

This free writing prospectus relates only to the concurrent offerings of shares of Common Stock and 4.00% Senior Convertible Notes due 2014 and should be read together with (1) the preliminary prospectus supplement, dated April 27, 2009, relating to the common stock offering, including the documents incorporated therein by reference, (2) the preliminary prospectus supplement, dated April 27, 2009, relating to the convertible notes offering, including documents incorporated therein by reference, and (3) the related base prospectus, dated March 5, 2007, each filed pursuant to Rule 424(b) under the Securities Act, Registration Statement No. 333-141080.

Issuer:	United States Steel Corporation
Symbol:	X

Common stock offering

Title of securities:	Common Stock, par value $1.00 per share, of the Issuer
Shares offered:	23,600,000 (27,140,000 if the over-allotment option is exercised in full)
Outstanding common stock after offering:	139,774,653 (143,314,653 if the over-allotment option is exercised in full)
Closing sale price of issuer’s common stock on the NYSE on April 28, 2009:	$26.15
Price to public:	$25.50 per share
Underwriting discount per share:	$1.14750 per share
Net proceeds to issuer after underwriting discount:	Approximately $575 million (approximately $661 million if the over-allotment option is exercised in full)
Pricing date:	April 28, 2009
Closing date:	May 4, 2009
Joint Book-Running Managers:	J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lead Managers:	Scotia Capital (USA) Inc. ABN AMRO Incorporated Goldman, Sachs & Co. PNC Capital Markets, Inc.

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Senior Co-Managers:	Barclays Capital Inc. BNYMellon Capital Markets, LLC Commerzbank Capital Markets Corp. Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC UBS Securities LLC
Co-Managers

Daiwa Securities America Inc.

Fortis Securities LLC

ING Financial Markets LLC

Mizuho Securities USA Inc.

Mitsubishi UFJ Securities (USA), Inc.

Natixis Bleichroeder Inc.

The Williams Capital Group, L.P.

CUSIP:	912909108

Convertible notes offering

Title of securities:	4.00% Senior Convertible Notes due 2014 (the “Notes”)
Aggregate principal amount offered:	$750,000,000 ($862,500,000 if the over-allotment option is exercised in full)
Maturity date:	May 15, 2014
Price to public/Par value:	100% / $1,000 per note
Underwriting discount per note:	$30.00 per note
Net proceeds to issuer after underwriting discount:	97.0%
Coupon:	4.00%
Interest payment dates:	May 15 and November 15, beginning November 15, 2009
Conversion premium over common stock offering price:	25.0%
Conversion price:	$31.875
Conversion rate:	31.3725
Pricing date:	April 28, 2009
Closing date:	May 4, 2009
Joint Book-Running Managers:	J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated Goldman, Sachs & Co.
Lead Managers:	Scotia Capital (USA) Inc. ABN AMRO Incorporated Merrill Lynch, Pierce, Fenner & Smith Incorporated PNC Capital Markets, Inc.
Senior Co-Managers:	Barclays Capital Inc. BNY Mellon Capital Markets, LLC Commerzbank Capital Markets Corp. Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC UBS Securities LLC
Co-Managers:	Daiwa Securities America Inc. Fifth Third Securities, Inc. Fortis Securities LLC ING Financial Markets LLC Mizuho Securities USA Inc. Mitsubishi UFJ Securities (USA), Inc.

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CUSIP:	Natixis Bleichroeder Inc. U.S. Bancorp Investments, Inc. The Williams Capital Group, L.P. 912909AE8

Ratings:

S&P: BB (stable outlook)

Moody’s: Ba3 (outlook negative)

Fitch: BBB- (outlook negative)

Investors are cautioned that a security rating is not a recommendation to buy, sell or hold securities, that it is subject to revision or withdrawal at any time by the assigning rating organization, and that each rating should be evaluated independently of any other rating.

Adjustment to Conversion Rate Upon Certain Fundamental Changes:	If a “fundamental change” (as defined in the prospectus supplement) occurs and a holder of notes elects to convert its notes in connection with such fundamental change, the Company will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion. The following table sets forth the number of additional shares to be received per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock price on fundamental change date

Effective Date	$25.50	$30.00	$36.00	$42.00	$48.00	$54.00	$60.00	$66.00	$72.00	$78.00	$84.00	$90.00	$96.00	$102.00
May 4, 2009	7.8432	6.1610	4.4041	3.3131	2.5908	2.0874	1.7217	1.4468	1.2341	1.0655	0.9290	0.8167	0.7227	0.6431
May 15, 2010	7.8432	6.1450	4.2527	3.1122	2.3792	1.8829	1.5318	1.2739	1.0783	0.9260	0.8043	0.7053	0.6232	0.5542
May 15, 2011	7.8432	6.0924	4.0083	2.8029	2.0621	1.5825	1.2574	1.0277	0.8593	0.7319	0.6325	0.5531	0.4882	0.4341
May 15, 2012	7.8432	5.6262	3.3877	2.1802	1.4946	1.0856	0.8294	0.6611	0.5450	0.4613	0.3984	0.3493	0.3097	0.2769
May 15, 2013	7.8432	4.6447	2.2401	1.1362	0.6269	0.3867	0.2685	0.2058	0.1691	0.1452	0.1279	0.1143	0.1030	0.0934
May 15, 2014	7.8432	1.9608	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $102.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

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•	If the stock price is less than $25.50 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion of the notes exceed 39.2157 per $1,000 principal amount of notes, subject to adjustments as described in the prospectus supplement.

If any information contained in this Pricing Term Sheet is inconsistent with information contained in the prospectus, preliminary prospectus supplement relating to the common stock offering or preliminary prospectus supplement relating to the convertible notes offering, the terms of this Pricing Term Sheet shall govern.

The issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan, National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245 or by calling toll-free 1-866-430-0686 or from Morgan Stanley & Co. Incorporated, Prospectus Department, 180 Varick Street 2/F, New York, NY 10014 or by calling toll-free 1-866-718-1649 or by emailing prospectus@morganstanley.com or from Merrill Lynch, Prospectus Department, 4 World Financial Center, New York, New York 10080 (for copies of the preliminary prospectus supplement relating to the common stock offering) or from Goldman Sachs, Prospectus Department, 85 Broad Street, New York, New York 10004 or by calling 212-902-1171 (for copies of the preliminary prospectus supplement relating to the convertible notes offering). Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

S-3-4

Schedule 4

Individuals required to provide lock-up agreements

Directors:

Robert J. Darnall

John G. Drosdick

Richard A. Gephardt

Charles R. Lee

Jeffrey M. Lipton

Frank J. Lucchino

Glenda G. McNeal

Seth E. Schofield

Graham B. Spanier

David S. Sutherland

Patricia A. Tracey

Executive Officers:

J. P. Surma

J. H. Goodish

G. R. Haggerty

D. H. Lohr

J. D. Garraux

S-4-1

Annex A

Designated Subsidiaries of the Company

Entity	Jurisdiction of Organization
U. S. Steel Tubular Products, Inc.	Delaware
USS Portfolio Delaware, Inc.	Delaware
U. S. Steel Canada Inc.	Canada
U. S. Steel Global Holdings I B.V.	Netherlands
U. S. Steel Košice, s.r.o	Slovak Republic

A-1

Annex B

Form of Opinion of Counsel for the Company

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

(ii) U.S. Steel Tubular Products, Inc. has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

(iii) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and all outstanding shares of capital stock or other equity interests of each Designated Subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable;

(iv) Neither the Company nor any of its U.S. subsidiaries is in violation of its certificate of incorporation or by-laws or, to such counsel’s knowledge, none of the Company nor any of the Designated Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for such defaults and violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Each of the Company and its Designated Subsidiaries has the power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect;

(vi) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

(vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company, its U.S. subsidiaries or their respective properties is required for the consummation of the transactions contemplated by the Underwriting Agreement and the other Transaction Documents in connection with the issuance and sale of the Securities, the issuance of the Underlying Securities upon conversion of the Securities or the consummation of the Transactions, except for (i) the effectiveness of the Registration Statement, which is in full force and effect, and (ii) any consent, approval, authorization, or order, or filing required pursuant to state “blue sky” laws or foreign securities laws;

(viii) The Underlying Securities reserved for issuance upon conversion of the Securities have been duly and validly authorized and reserved by the Company and when issued upon exchange of the Securities in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; the Underlying Securities conform to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(ix) Except as described in the Time of Sale Information and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Designated Subsidiary or any of their respective properties that, if determined adversely to the Company or any Designated Subsidiary would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Underwriting Agreement; and, to such counsel’s knowledge, no such actions, suits or proceedings are threatened;

(x) The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Underlying Securities upon conversion of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the Delaware General Corporation Law or those laws, rules and regulations of the Commonwealth of Pennsylvania and the federal laws of the United States (excluding, with respect to federal securities law, the antifraud provisions thereof), in each case, which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, (B) the respective charters or limited liability company agreements or by-laws of the Company and the Designated Subsidiaries (other than the Designated Subsidiaries organized and existing outside the United States), (C) to such counsel’s knowledge after inquiring of those employees of the Company responsible for such matters, orders of any court, regulatory tribunal, administrative agency or other governmental body having jurisdiction over the Company, any Designated Subsidiary or any of their respective properties or (D) to such counsel’s knowledge after inquiring of those employees of the Company responsible for such matters, any agreement or instrument to which the Company or any Designated Subsidiary is a party or by which the Company or any Designated Subsidiary is bound or to which any of the properties of the Company or any Designated Subsidiary is subject; the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement;

(xi) (a) The Registration Statement has become effective under the Securities Act; (b) the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on the date specified therein; (c) to the best of such counsel’s knowledge, no order suspending the effectiveness of the Registration Statement has been issued by the Commission, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; (d) the Registration Statement, as of the Effective Time, and the Prospectus, as of its date and as of the date hereof, and each amendment or supplement thereto, complied as to form in all material respects with the requirements of the Securities Act; and (e) the documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when filed with the Commission, conformed in all material respects with the requirements of the Exchange Act;

(xii) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; by equitable principles relating to enforceability; the effect of judicial discretion on the availability of remedies and the realization of benefits under an agreement as written (including, without limitation, the possible refusal of a court to enforce any provision purporting to disallow waivers by course of conduct or oral authorization, to excuse failure to act or delay in acting by any party or to waive trial by jury) and general matters of public policy (collectively, the “Enforceability Exceptions”);

(xiii) The Supplemental Indenture setting forth the terms of the Securities in accordance with the terms of the Indenture has been duly authorized, executed and delivered by the Company, and is enforceable according to its terms, subject to the Enforceability Exceptions;

(xiv) The Securities have been duly authorized and when duly executed, authenticated and issued in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

(xv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(xvi) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus;

(xvii) The descriptions in the Registration Statement, the Time of Sale Information and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the Time of Sale Information or the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

(xviii) To the knowledge of such counsel after inquiry of those employees of the Company responsible for such matters, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

(xix) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xx) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(xxi) USSK has been duly organized and is an existing limited liability company in good standing under the laws of the Slovak Republic, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of the Sale Information and the Prospectus; and USSK is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

(xxii) All outstanding equity interests of USSK have been duly authorized and are validly issued, fully paid and nonassessable;

(xxiii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over USSK, its subsidiaries or its respective properties in the Slovak Republic or any political subdivision thereof is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance and sale of the Securities by the Company or the issuance of the Underlying Securities upon conversion of the Securities;

(xxiv) The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company, the issuance of the Underlying Securities upon conversion of the Securities with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any rule or regulation in the Slovak Republic or any political subdivision thereof, (B) the organizational documents of USSK; (C) orders of any court, regulatory tribunal, administrative agency or other governmental body having jurisdiction over USSK or any of its respective properties or (D) any agreement or instrument to which USSK is a party or by which it is bound or to which any of the properties of USSK is subject; and

(xxv) The descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of statutes, legal and governmental proceedings in the Slovak Republic or any political subdivision thereof and contracts and other documents relating to USSK are accurate and fairly present the information required to be shown; and, after inquiring of those employees of USSK responsible for such matters, such counsel does not know of (a) any legal or governmental proceedings in the Slovak Republic or any political subdivision thereof or (b) any contracts or documents affecting USSK that would reasonably be expected to have a material adverse effect upon the financial condition, business, properties or results of operations of USSK.

Such counsel shall also state that he has participated in conferences with representatives of the Company and with representatives of its independent accountants at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment or supplement thereto (except as expressly provided), nothing has come to the attention of such counsel to cause such counsel to believe that (i) as of the applicable Effective Time, the Registration Statement or any amendment thereto, including in each case any document incorporated or deemed incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of the Time of Sale, the Time of Sale Information, including in each case any document incorporated or deemed incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) as of its date and as of the Closing Date, the Prospectus or any supplement or amendment thereto, including in each case any document incorporated or deemed incorporated by reference therein, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein and information furnished to the Company in writing by the Representatives expressly for use in the Time of Sale Information or Prospectus, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The foregoing opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex C

Form of Opinion of Outside Counsel for the Company

(i) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and the Indenture, as supplemented by the Supplemental Indenture, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(ii) The Supplemental Indenture has been duly authorized, executed and delivered by the Company, and is enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(iii) The Securities have been duly authorized and when issued, executed and authenticated in accordance with the provisions of the Indenture, as supplemented by the Supplemental Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture, as supplemented by the Supplemental Indenture;

(iv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(v) The statements made in the Time of Sale Information and the Prospectus under the captions “Description of the notes” and “Description of the Debt Securities,” insofar as they purport to constitute summaries of the terms of the Securities constitute an accurate summary of the terms of the Securities in all material respects;

(vi) The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved, when issued by the Company upon conversion of the Securities in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; and

(vii) The statements made in the Time of Sale Information and the Prospectus under the captions “Description of common stock” and “Description of Capital Stock” insofar as they purport to constitute summaries of the terms of the Underlying Securities constitute an accurate summary of the terms of the Underlying Securities in all material respects and the statements in the Time of Sale Information and the Prospectus under the heading “Certain United States federal income and estate tax considerations”, insofar as such statements purport to describe certain federal income tax laws and regulations of the United States, are accurate in all material respects.

IRS Circular 230 Disclosure. To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained herein does not deal with a taxpayer’s particular circumstances. Further it was written in support of the promotion, marketing or recommending of the transaction or matter described herein. This opinion was not intended or written to be used, and cannot be used, for purposes of avoiding penalties under the Internal Revenue Code. Taxpayers should consult their own tax advisors regarding the tax consequences to them of their own particular circumstances.

(viii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(ix) The Registration Statement (except as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, and information about internal control over financial reporting, as to which we express no opinion), on the date it was initially ordered effective by the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act.

(x) The Prospectus (except as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, and information about internal control over financial reporting, as to which we express no opinion), at the time such document was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act or the Exchange Act.

Such counsel shall also state that such counsel confirms that nothing came to such counsel’s attention that caused such counsel to believe that (i) the Registration Statement, on the most recent effective date, pursuant to Rule 430B(f)(2) under the Securities Act, of the part of the Registration Statement relating to the Securities for purposes of the liability of the Underwriters under Section 11 of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, considered as a whole at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraph (v) and (vii) in such counsel’s letter delivered to the Underwriters pursuant to Section 6(h) of the Underwriting Agreement), and (b) such counsel does not express any belief with respect to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, and management’s report on internal control over financial reporting, in each case contained in the Registration Statement, the Time of Sale Information or the Prospectus), (c) such counsel does not express any belief with respect to any statement in a document incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, to the extent that, pursuant to Rule 412 under the Securities Act, such statement is deemed modified or superseded in the Registration Statement, the Time of Sale Information or the Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The foregoing opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex D

Form of Opinion of Canadian Counsel for the Company

(i) U. S. Steel Canada Inc. is a corporation existing under the laws of Canada. 1344973 Alberta ULC is an unlimited liability company existing under the laws of the Province of Alberta. U.S. Steel Canada Limited Partnership is a limited partnership existing under the laws of the Province of Alberta. There are no restrictions on the corporate or partnership power and capacity of U.S. Steel Canada Inc., 1344973 Alberta ULC or U.S. Steel Canada Limited Partnership to own and lease property and assets and to carry on business.

(ii) There are 30,293,787 issued and outstanding common shares in the capital of U.S. Steel Canada Inc., all of which are fully paid and non-assessable, and 1344973 Alberta ULC is the owner of record of all such shares. There are 600,000,100 issued and outstanding common shares in the capital of 1344973 Alberta ULC, all of which are fully paid and non-assessable, and U.S. Steel Canada Limited Partnership is the owner of record of all such shares. The general partner of U.S. Steel Canada Limited Partnership is U.S. Steel Global Holdings II B.V., and its sole limited partner is U.S. Steel Global Holdings I B.V.

(iii) No consent, approval, authorization or order of, or filing with, any federal or provincial governmental agency or body, or any court, in the Provinces of Ontario or Alberta having jurisdiction over U. S. Steel Canada Inc., 1344973 Alberta ULC or U.S. Steel Canada Limited Partnership is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance and sale of the Securities by the Company.

(iv) The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any rule or regulation of Canada or the Provinces of Ontario or Alberta to which U. S. Steel Canada Inc., 1344973 Alberta ULC or U.S. Steel Canada Limited Partnership is subject, (B) the articles or by-laws of U.S. Steel Canada Inc. or 1344973 Alberta ULC, or (C) the limited partnership agreement of U.S. Steel Canada Limited Partnership.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters. No opinion is expressed as to compliance by the Company with applicable Canadian securities laws in connection with any distribution of the Securities to a purchaser in Canada. Canadian counsel will opine only as to the laws of Ontario and Alberta and the federal laws of Canada applicable therein.

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Exhibit A

CONVERTIBLE NOTES LOCK-UP AGREEMENT

            , 2009

J.P. MORGAN SECURITIES INC.

MORGAN STANLEY & CO. INCORPORATED

As Representatives of

the several Underwriters listed

in Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, NY 10179

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Re:	United States Steel Corporation — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with United States Steel Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of convertible notes of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus supplement relating to the Public Offering, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, par value $1.00 per share of the Company (the “Common Stock”), or any securities convertible into or exercisable or exchangeable for

ExA-1

Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock (or stock options exercisable for shares of Common Stock) as a bona fide gift or gifts (including, for the avoidance of doubt, charitable donations or gifts) or for estate planning purposes and (B) sales of shares of Common Stock for purposes of settling taxes owed in respect of the exercise of stock options that expire during the 90-day period referred to above and awards of restricted stock and restricted stock units that occur during such period; provided that in the case of any transfer or distribution pursuant to clause (A), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any sale, transfer or distribution pursuant to clauses (A) and (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by May 31, 2009, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

ExA-1

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
[NAME OF STOCKHOLDER]

By:
Name:
Title:

ExA-1